EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated November 23, 1999, on our audit of the financial statements of Urban Cool Network, Inc. as of December 31, 1998 and for the period January 23, 1998 (inception) through December 31, 1998 and to the reference of our firm under the caption "Experts".

Richard A. Eisner & Company, LLP

New York, New York
February 3, 2000